Exhibit 99.1

Company Contact:	IR Contact:
Joseph Dwyer	Brett Maas
AXS-One Inc.	Hayden Communications
jdwyer@axsone.com	brett@haydenir.com
(201) 935-3400	(646) 536-7331

FOR IMMEDIATE RELEASE

AXS-One Reports First Quarter 2008 Financial Results

Company announces highest total quarterly revenues for RCM

RUTHERFORD, N.J., April 30, 2008 / PRNewswire-FirstCall / — AXS-One Inc. (OTCBB: AXSO), a leading provider of high performance Records Compliance Management (RCM) software solutions, today announced its financial results for the first quarter ended March 31, 2008.

Total revenues for the first quarter of 2008 were $3.9 million, an increase of $0.2 million or 5% from the first quarter 2007 revenues of $3.7 million. License revenue for the first quarter was $1.5 million, a decrease of 17% compared to $1.8 million in the first quarter of 2007. Service revenue for the first quarter was $2.4 million, an increase of $0.5 million or 27% from the first quarter of 2007. Total operating expenses for the first quarter were $5.6 million, a decrease of 13% percent compared to $6.5 million in the first quarter of 2007. The operating loss for the first quarter of 2008 was $1.8 million, a $1.0 million or 37% improvement from the first quarter 2007 operating loss of $2.8 million. The Company reported a net loss of $2.2 million for the first quarter of 2008, or $(0.06) per diluted share compared to a net loss of $2.7 million in the first quarter of last year, or $(0.08) per diluted share.

Total revenues increased 20% sequentially compared to the $3.2 million reported for the fourth quarter of fiscal 2007. Compared to fourth quarter 2007 results, license revenue increased 22%, service revenue increased 19% and operating expenses decreased 16%.

Highlights for the first quarter include:

•

New license wins and additional license revenue from existing customers across multiple industry sectors, including consumer goods manufacturing, local government, insurance, banking, brokerage services, and government agencies, highlighting continuing market adoption of records compliance management.

•	Announcement of a Hosting division to execute the Company’s strategy for the emerging hosting and Software as a Service (SaaS) market.
•	Release of AXS-One’s next-generation archiving software for Lotus Notes and Domino at Lotusphere 2008.
•

New partnerships with leading litigation support, hosting and forensic tape restoration companies which, in aggregate, enable AXS-One to offer a complete end-to-end solution in either an on-premises or hosted environment. This includes:

•	Announcement of reseller agreements with major hosting partners, including two Global 100 providers.
•	Integration of AXS-One Compliance Platform™ in CCH ‘Live Archive’, the premier e-discovery and litigation support service for Asia Pacific.

Bill Lyons, Chairman and CEO of AXS-One, commented: “We remain committed to growing our entire revenue stream quarter by quarter. In the first quarter of 2008, we delivered on that commitment. Our license, professional services, maintenance and total revenues for Q1 all exceeded our Q4 2007 levels. At the same time, we continued to control costs and reduced our expenses. Q1 therefore represents our best quarter ever for RCM revenues and signals that we are off to a solid start in 2008. At a time when we are seeing unprecedented opportunity in terms of market expansion, partner interest and user demand, AXS-One is uniquely positioned to capture market share. I continue to be confident that we will see ongoing improvement in our sales results around the world during 2008.”

Conference call information

Management will conduct a conference call to discuss these results at 5 p.m. Eastern time on April 30, 2008. Interested parties can participate in the call by dialing 706-645-0399 with the conference ID #44618517 or can access the webcast at http://www.axsone.com/investors_events.shtml#upcoming. Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time. The webcast will be archived for 30 days following the call. Interested parties may submit questions prior to the conference call by e-mail to IR@axsone.com.

About AXS-One Inc.

AXS-One Inc. (OTCBB: AXSO) is a leading provider of high performance Records Compliance Management software solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One website at http://www.axsone.com

AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; risks relating to liquidity; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One’s most current Form 10-K and other subsequent Securities and Exchange Commission filings.

-Tables Follow-

AXS-ONE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,189	$3,362
Accounts receivable, net of allowance for doubtful accounts	2,107	2,208
Prepaid expenses and other current assets	729	838
Total current assets	5,025	6,408
Equipment and leasehold improvements, net of accumulated depreciation	230	253
Other assets	274	283
Total assets	$5,529	$6,944
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Bank debt	$367	$—
Accounts payable and accrued expenses	4,457	4,934
Deferred revenue	3,517	3,233
Total current liabilities	8,341	8,167
Long-term convertible debt, net of discount	7,471	7,037
Long-term deferred revenue	205	120
Other long-term liabilities	134	212
Total long-term liabilities	7,810	7,369
Stockholders’ deficit	(10,622)	(8,592)
Total liabilities and stockholders’ deficit	$5,529	$6,944

The financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

AXS-ONE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
License fees	$1,485	$1,796
Services	2,409	1,898
Total revenues	3,894	3,694
Operating expenses:
Cost of license fees	110	121
Cost of services	1,239	1,371
Sales and marketing	1,682	2,122
Research and development	1,490	1,662
General and administrative	1,125	1,194
Total operating expenses	5,646	6,470
Operating loss	(1,752)	(2,776)
Other income (expense):
Interest income	17	69
Interest expense	(446)	(31)
Other income (expense), net	(24)	77
Total other income (expense), net	(453)	115
Loss before income taxes	(2,205)	(2,661)
Income tax provision	—	—
Net loss	$(2,205)	$(2,661)
Basic & diluted net loss per common share:	$(0.06)	$(0.08)
Weighted average basic & diluted common shares outstanding	37,824	34,735

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.